                                    BY-LAWS

                                       OF

                           CASINO PUBLISHING COMPANY

                            (a Delaware corporation)

                                   BY-LAW OF

                           CASINO PUBLISHING COMPANY

                           (a Delaware corporation}

                               TABLE OF CONTENTS

Article or
Section            Caption                                    Page
----------         -------                                    ----
I                  Offices and Fiscal Year.....................  1
                   -----------------------
1.01               Registered Office                             1
1.02               Other Offices                                 1
1.03               Fiscal Year                                   1

II                 Meetings of Stockholders....................  1
                   --------------------------------------------
2.01               Place of Meeting............................  1
2.02               Annual Meeting..............................  1
2.03               Special Meetings............................  2
2.04               Notice of Meetings..........................  2
2.05               Quorum, Manner of Acting and Adjournment....  2
2.06               Organization................................  3
2.07               Voting; Proxies.............................  3
2.08               Consent of Stockholders in Lieu of Meeting..  3
2.09               Voting Lists................................  4

III                Board of Directors..........................  4
                   --------------------------------------------
3.01               Powers......................................  4
3.02               Number and Term of Office...................  4
3.03               Resignations................................  4
3.04               Vacancies and Newly-Created Directorships...  4
3.05               Organization................................  5
3.06               Place of Meeting............................  5
3.07               Organization Meeting........................  5
3.08               Regular Meetings............................  5
3.09               Special Meetings............................  5
3.10               Conference Telephone Meetings...............  5
3.11               Quorum, Manner of Acting and Adjournment....  6
3.12               Committees..................................  6
3.13               Consent of Directors in Lieu of Meeting.....  7
3.14               Presumption of Assent.......................  7
3.15               Compensation of Directors...................  7

Article or
Section                      Caption                           Page
-------                      -------                           ----

3.16               Removal of Directors......................    7

IV                 Notices-Waivers...........................    7
                   ------------------------------------------
4.01               Notice, What Constitutes..................    7
4.02               Waivers of Notice.........................    8

V                  Officers..................................    8
                   --------
5.01               Number , Qualifications and Designation...    8
5.02               Election and Term of Office...............    8
5.03               Other Officers, Committees and Agents.....    8
5.04               Chairman of the Board and Vice Chairman...    9
5.05               President.................................    9
5.06               Vice Presidents...........................    9
5.07               Secretary and Assistant Secretaries.......    9
5.08               Treasurer and Assistant Treasurers........   10
5.09               Officers' Bonds...........................   10
5.10               Compensation..............................   10
5.11               Action with Respect to Securities of
                   Other Corporations........................   10

VI                 Capital Stock.............................   10
                   -------------
6.01               Issuance..................................   10
6.02               Regulations Regarding Certificates........   11
6.03               Stock Certificates........................   11
6.04               Lost, Stolen, Destroyed or Mutilated
                   Certificates..............................   11
6.05               Record Holder of Shares...................   11
6.06               Determination of Stockholders of Record
                   for Voting at Meetings....................   12
6.07               Determination of Stockholders of Record
                   for Dividends and Distributions...........   12
6.08               Determination of Stockholders for
                   Written Consent...........................   12

VII                Indemnification and Insurance.............   13
                   -----------------------------
7.01               Right to Indemnification                     13

Article or
Section                   Caption                             Page
-------                   -------                             ----

7.02               Right of Indemnitee to Bring Suit..........  14
7.03               Non-Exclusivity of Rights..................  14
7.04               Insurance..................................  14
7.05               Indemnification of Employees and
                   Agents of the Corporation..................  14

VIII               General Provisions.........................  15
                   ------------------
8.01               Dividends..................................  15
8.02               Annual Statements..........................  15
8.03               Contracts..................................  15
8.04               Checks.....................................  15
8.05               Corporate Seal.............................  16
8.06               Amendment of By-laws.......................  16

(Parenthetical Section references are to sections of the General Corporation Law of Delaware.)

                                    BY-LAWS

                                      OF

                           CASINO PUBLISHING COMPANY

                           (a Delaware Corporation)

                                   ARTICLE I

                            Offices and Fiscal Year

     SECTION 1.01. Registered Office. The registered office of the Corporation
                   -------------------
shall be in the City of Wilmington, County of New Castle, State of Delaware, until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute. (Secs. 131, 133)

     SECTION 1.02. Other Offices. The Corporation may also have offices at such
                   ---------------
other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires. (Sec. 141)

     SECTION 1.03. Fiscal Year. The fiscal year of the Corporation shall be the
                   -------------
calendar year unless otherwise fixed by resolution of the Board of Directors.

                                  ARTICLE II

                           Meetings of Stockholders

     SECTION 2.01. Place of Meeting. All meetings of the Stockholders of the
                   ----------------
Corporation shall be held at the registered office of the Corporation or at the principal office of the Corporation or at such other place within or outside the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting. (Sec. 211 (a))

     SECTION 2.02. Annual Meeting. An annual meeting of the Stockholders of the
                   ---------------
Corporation, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held in each year on the first Tuesday in May (commencing in 1997) at 10:00 a.m. If such day is a legal holiday, the annual meeting shall be held on the following business day. If the annual meeting is not held on such date, the Board of Directors by majority vote shall cause a meeting to be held as soon thereafter as convenient. (Sec. 211(b), (c))

     SECTION 2.03. Special Meetings. Special meetings of the Stockholders of the
                   ----------------
Corporation may be called at any time by the President, Chairman of the Board, if any, a majority of the Board of Directors, or one or more Stockholders holding not less than 25 percent of all of the issued and outstanding stock entitled to vote on the business to be transacted at such special meeting, for any purpose or purposes for which meetings may be lawfully called. At any time, upon written request of any such person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the President to fix the date of the meeting to be held at such date and time as the President may fix, not less than 10 nor more than 60 days after the receipt of the request, and to give due notice thereof. If the President shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so. (Sec. 211(d))

     SECTION 2.04. Notice of Meetings. Written notice of the place, date and
                   ------------------
hour of every meeting of the Stockholders, whether annual or special, shall be given by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation to each Stockholder having voting power with respect to the business to be transacted at such meeting not less than 10 nor more than 60 days before the date of the meeting. Each notice of a special meeting shall state the purpose or purposes for which the meeting is being called. Any meeting at which all Stockholders having voting power with respect to the business to be TRANSACTED THEREAT ARE PRESENT, either in person or by proxy, shall be a valid meeting for the TRANSACTION of business, notwithstanding that notice has not been given as hereinabove provided. (Sec.
222)

     SECTION 2.05. Quorum Manner of Acting and Adjournment. The holders of a
                   ----------------------------------------
majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record having voting power with respect to the business to be transacted at such meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power with respect to a question present in person or represented by proxy shall decide any such question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these by-laws, a different vote is required in which case such express provision shall govern and control the decision on such question. Except upon those questions governed by the aforesaid express provisions, the Stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough Stockholders to leave less than a quorum. (Sec. 216, 222)

     SECTION 2.06. Organization. At every meeting of the Stockholders, the
                   --------------
President or, in the absence of the President, one of the following persons present in the order stated: Chairman of the Board, if any, a chairman designated by the Board of Directors, or a chairman chosen by the Stockholders, shall act as chairman, and the Secretary, or, in his absence, an Assistant Secretary or a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 2.07. Voting Proxies. Except as provided in the certificate of
                   -----------------
incorporation or in a resolution adopted by the Board of Directors pursuant to
Section 151 of the General Corporation Law of the State of Delaware and subject to Section 213 of such Law, each Stockholder shall at every meeting of the Stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such Stockholder. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Each proxy shall be executed in writing by the Stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation or the secretary of the meeting prior to being voted. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. (Sec. 212)

     SECTION 2.08. Consent of Stockholders in Lieu of Meeting. Any action
                   --------------------------------------------
required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered in the manner required herein to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing. (Sec. 228)

     SECTION 2.09. Voting Lists. The officer who has charge of the stock ledger
                   --------------
of the Corporation shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and show the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. (Sec. 219(a))

                                  ARTICLE III

                              Board of Directors

     SECTION 3.01. Powers. The Board of Directors shall have full power to
                   --------
     manage the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved or granted to the Stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the Board of Directors. (Sec. 141(a))

     SECTION 3.02. Number and Term of Office. The Board of Directors shall
                   ---------------------------
consist of such number of Directors, not less than three nor more than 12, as may be determined from time to time by resolution of the Board of Directors. The shall Board of Directors shall consist of five members. Each Director shall serve until the next annual election and until his successor shall have been elected and shall qualify, except in the event of his death, resignation or removal. All Directors of the Corporation shall be natural persons of full age, but need not be residents of Delaware or Stockholders of the Corporation. (Sec. 141(b))

     SECTION 3.03. Resignations. Any Director of the Corporation may resign at
                   --------------
any time by giving written notice to the President or the Secretary of the Corporation. Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. (Secs. 141(b), 223)

     SECTION 3.04. Vacancies and Newly-Created Directorships. Vacancies and
                   -------------------------------------------
newly-created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until the next annual election and until his successor shall have been duly elected and shall qualify, unless he dies, resigns or is removed prior to such time. If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then an election of Directors may be held by the Stockholders or in the manner provided by statute. (Sec. 223)

     SECTION 3.05. Organization. At every meeting of the Board of Directors, the
                   --------------
Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President or, in his absence, a chairman chosen by a majority of the Directors present, shall preside, and the Secretary or, in his absence, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 3.06. Place of Meeting. The Board of Directors may hold its
                   ------------------
meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting. (Sec. 141(g))

     SECTION 3.07. Organization Meeting. The first meeting of each newly-elected
                   ----------------------
Board of Directors shall, unless otherwise specified by the President of the Corporation, be held immediately after and at the same place as, the annual meeting of Stockholders. Notice of such meeting to the newly-elected Directors shall not be necessary in order legally to constitute the meeting, provided a quorum shall be present. (Sec. 141)

     SECTION 3.08. Regular Meetings. Regular meetings of the Board of Directors
                   ----------------
may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the Directors shall transact such business as may properly be brought before the meeting. (Sec. 141)

     SECTION 3.09. Special Meetings. Special meetings of the Board of Directors
                   ----------------
shall be held whenever called by the Chairman of the Board, if any, the President or by two or more of the Directors. Notice of each such meeting shall be given to each Director by telephone, telegram, facsimile, in writing or in person at least 24 hours (in the case of notice by telephone or in person) or 48 hours (in the case of notice by telegram or facsimile) or 5 days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Except as otherwise specifically provided in these by-laws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting. (Sec. 141)

     SECTION 3.10. Conference Telephone Meetings. One or more Directors may
                   -------------------------------
participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting. (Sec. 141(i))

     SECTION 3. 11. Quorum Manner of Acting and Adjournment. At all meetings
                    ---------------------------------------
of the Board a majority of the Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except on additions, amendments, repeal or any changes whatsoever in the by-laws or the adoption of new by-laws with respect to any of which the affirmative votes of at least a majority of the members of the Board of Directors shall be necessary for the adoption of such changes and except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. (Sec. 141 (b))

     SECTION 3.12. Committees. The Board of Directors may, by resolution adopted
                   ------------
by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. A majority of the members of any committee, as at the time constituted, shall be necessary to constitute a quorum thereof, and the act of a majority of the members of any committee who are present at any meeting thereof at which a quorum is present shall be the act of such committee. Any vacancy in any committee shall be filled by vote of a majority of the Directors at the time in office. (Sec. 141(c))

     Any such committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the authority of the Board of Directors in reference to amending the certificate of incorporation, approving a plan of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, recommending to the Stockholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering or repealing the by-laws or adopting new by-laws for the Corporation, filling vacancies in the Board of Directors or any such committee, filling any directorship to be filled by reason of an increase in the number of Directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which provides for any of the foregoing or which by its terms provides that it shall not be so amendable or repealable; and no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall fix the time and place of its meetings and its own rules of procedure and shall keep regular minutes of its meetings and report the same from time to time to the Board of Directors. (Sec. 141(c))

     SECTION 3.13. Consent of Directors in Lieu of Meeting. Unless otherwise
                   -----------------------------------------
restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the Committee. (Sec. 141(f))

     SECTION 3.14. Presumption of Assent. A Director who is present at a meeting
                   -----------------------
of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or unless he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 3.15. Compensation of Directors. Unless otherwise restricted by the
                   --------------------------
certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. (Sec. 141(h))

     SECTION 3.16. Removal of Directors. Except as otherwise provided in the
                   ----------------------
certificate of incorporation or the General Corporation Law of the State of Delaware, any Director may be removed from office, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at any election of Directors, at any annual or special meeting of the Stockholders. (Sec. 141(k))

                                  ARTICLE IV

                               Notices - Waivers

     SECTION 4.01. Notice, What Constitutes. Whenever, under the provisions of
                   --------------------------
the statutes of Delaware or the certificate of incorporation or of these by-laws, notice is required to be given to any Director or Stockholder, it may be given in writing, by mail, addressed to such Director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice given in accordance with this provision shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors of special meetings must be given in accordance with Section 3.09 of Article III hereof. (Sec. 222(b))

     SECTION 4.02. Waivers of Notice. Whenever any written notice is required to
                   -------------------
be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice of such meeting unless so required by the certificate of incorporation or these by-laws. Attendance by a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. (Sec. 229)

                                   ARTICLE V

                                   Officers

     SECTION 5.01. Number, Qualifications and Designation. The officers of the
                   --------------------------------------
Corporation shall be chosen by the Board of Directors and shall be a President, Secretary and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may be, but need not be, Directors or Stockholders of the Corporation. (Sec. 142)

     SECTION 5.02. Election and Term of Office. The officers of the Corporation,
                   ---------------------------
except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation or may be removed, with or without cause, by the Board of Directors. (Sec. 142)

     SECTION 5.03. Other Officers, Committees and Agents. The Board of Directors
                   -------------------------------------
may from time to time elect such other officers, including without limitation a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents. (Sec. 142)

     SECTION 5.04. Chairman of the Board and Vice Chairman. The Chairman of the
                   ---------------------------------------
Board of Directors, if any, shall preside at all meetings of the Board of Directors. He may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney, and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and he shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Vice Chairman, if any, shall, at the request of the Chairman or in his absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

     SECTION 5.05. President. The President shall have general charge and
                   ---------
active management of the business, properties and operations of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such other authority as may be vested in him by the Board of Directors. He shall preside at all meetings of the Stockholders and, if there is no Chairman or Vice Chairman of the Board, or in their absence, all meetings of the Board of Directors. He may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney, and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. He may employ all agents and employees of the Corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 5.06. Vice Presidents. Any Vice President shall, at the request of
                   -----------------
the President or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors or by the President. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

     SECTION 5.07. Secretary and Assistant Secretaries. The Secretary shall
                   -------------------------------------
attend all meetings of the Stockholders and of the Board of Directors and shall record the proceedings of the Stockholders and of the Directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the Corporation as required by law; be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     SECTION 5.08. Treasurer and Assistant Treasurers. The Treasurer shall have
                   ------------------------------------
or provide for the custody of the funds or other property of the Corporation; whenever so required by the Board of Directors, shall render an account showing his transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors or the President. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the President shall prescribe.

     SECTION 5.09. Officers' Bonds. No officer of the Corporation need provide a
                   -----------------
bond to guarantee the faithful discharge of his duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office. (Sec. 142(c))

     SECTION 5.10. Compensation. The compensation of the officers and agents of
                   -------------
the Corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors. Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment, and any such contract, but only if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the Corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as provided in these by-laws, prior to the expiration of the term of employment under any such contract, provided only that the Corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract. (Sec. 141(a))

     SECTION 5.11. Action with Respect to Securities of Other Corporations.
                   --------------------------------------------------------
Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors, if any, the President or any Vice President of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other Corporation in which the Corporation may hold securities and shall have power to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.

                                  ARTICLE VI

                                 Capital Stock

     SECTION 6.01. Issuance. The Directors may, at any time and from time to
                   ----------
time, if all of the shares of capital stock which the Corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation. Unless otherwise provided by the certificate of incorporation or these by-laws, the Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of capital stock of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. The Board of Directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them. They shall be signed by the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. (Secs. 158, 161)

     SECTION 6.02. Regulations Regarding Certificates. Except as otherwise
                   ------------------------------------
provided by law, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation. (Sec. 161)

     SECTION 6.03. Stock Certificates. Stock certificates of the Corporation
                   --------------------
shall be in such form as is provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation or by any agency designated by the Board of Directors for that purpose. (See. 158)

     SECTION 6.04. Lost, Stolen. Destroyed or Mutilated Certificates. The Board
                   ---------------------------------------------------
of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. (Sec. 167)

     SECTION 6.05. Record Holder of Shares. The Corporation shall be entitled to
                   -------------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     SECTION 6.06. Determination of Stockholders of Record for Voting at
                   -----------------------------------------------------
Meetings. In order that the Corporation may determine the Stockholders entitled
----------
to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (Sec. 213(a))

     SECTION 6.07. Determination of Stockholders of Record for Dividends and
                   ---------------------------------------------------------
Distributions. In order that the Corporation may determine the Stockholders
---------------
entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Sec. 213(c))

     SECTION 6.08. Determination of Stockholders of Record for Written Consent.
                   ------------------------------------------------------------
In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors, when prior action by the Board of Directors is required by statute, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. (Sec. 213(b))

                                  ARTICLE VII

                         Indemnification and Insurance

     SECTION 7.01. Right to Indemnification. Each person who was or is made a
                   --------------------------
party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including without limitation service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.02 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including without limitation attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise (hereinafter an "undertaking"). (Sec. 145)

     SECTION 7.02. Right of Indemnitee to Bring Suit. If a claim under Section
                  -----------------------------------
7.01 of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses (including without limitation attorneys' fees) of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including without limitation its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including without limitation its Board of Directors, independent legal counsel, or its Stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VII or otherwise shall be on the Corporation.

     SECTION 7.03. Non-Exclusivity of Rights. The rights to indemnification and
                   ---------------------------
to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the certificate of incorporation, any statute, by-law, agreement, vote of Stockholders or disinterested Directors or otherwise. (Sec. 145(f))

     SECTION 7.04. Insurance. The Corporation may maintain insurance, at its
                   -----------
expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. (Sec. 145(g))

     SECTION 7.05. Indemnification of Employees and Agents of the Corporation
                   ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the

Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation. (Sec. 145)

                                 ARTICLE VIII

                              General Provisions

     SECTION 8.01. Dividends. Subject to the provisions of the certificate of
                   -----------
incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, in accordance with law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. (Secs. 170, 171, 173)

     SECTION 8.02. Annual Statements. The Board of Directors shall present at
                   -------------------
each annual meeting a full and clear statement of the business and condition of the Corporation.

     SECTION 8.03. Contracts. Except as otherwise provided in these by-laws, the
                   -----------
Chairman of the Board of Directors, the President or a Vice President of the Corporation shall sign, in the name and on behalf of the Corporation, all deeds, bonds, contracts, mortgages and other instruments, the execution of which shall be authorized by the Board of Directors; provided, however, that the Board of Directors may authorize any other officer or officers or any agent or agents to sign, in the name and on behalf of the Corporation, any such deed, bond, contract, mortgage or other instrument. Such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, and except in the ordinary course of business, no officer, agent or employee of the Corporation shall have power or authority to bind the Corporation by any contract or engagement or to pledge, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable in any amount in excess of $10,000. (Secs. 141, 142)

     SECTION 8.04. Checks. All checks, notes, bills of exchange or other orders
                   --------
in writing shall be signed by such person or persons as the Board of Directors may from time to time designate. (Secs. 141, 142)

     SECTION 8.05. Corporate Seal. The corporate seal shall have inscribed
                   ----------------
thereon the name of the Corporation, the year of its organization and the state of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. (See. 122)

     SECTION 8.06. Amendment of By-laws. These by-laws may be altered, amended
                   --------------------
or repealed or new by-laws may be adopted by the Stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular or special meeting of the Stockholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. (Sec. 109)